EXHIBIT 32.2

Section 1350 Certification

By Principal Financial Officer

I, Craig R. Jones, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Electro Rent Corporation (the “Company”) for the fiscal year ended May 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.

Dated: August 10, 2012

/s/ Craig R. Jones
Craig R. Jones Chief Financial Officer